UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2012

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Summary of Material Definitive Agreement. CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Time Warner Cable, Inc. (“Time Warner”) under a multi-year processing agreement that runs through March 31, 2013 (the “Current Agreement”). For the third quarter of 2012, CSG generated approximately ten percent (10%) of its total revenues from Time Warner.

On December 28, 2012, CSG entered into the Fifty-Ninth Amendment to its Master Subscriber Management Agreement with Time Warner (the “Amended Agreement”). The Amended Agreement includes pricing adjustments effective April 1, 2013 for certain products and services currently in use by Time Warner. In exchange for these pricing adjustments, the Amended Agreement extends CSG’s contractual relationship with Time Warner for an additional four years through March 31, 2017, and includes commitments from Time Warner to purchase a minimum level of certain products and services from CSG over the contract term. These minimum financial commitments are calculated in a similar manner, and are relatively consistent with the annual amounts in the Current Agreement. The Amended Agreement also provides Time Warner with the option to extend the term of the Amended Agreement for one additional year through March 31, 2018, by exercising the renewal option on or before September 30, 2016.

Consistent with the Current Agreement, the fees to be generated under the Amended Agreement will be based primarily on monthly charges for processing and related services per Time Warner customer account, and various other ancillary services based on actual usage. Certain of the per unit fees include volume-based pricing tiers, and are subject to annual inflationary price escalators.

The Amended Agreement will have no impact to CSG’s results of operations for 2012. Considering the pricing impacts of the Amended Agreement and CSG’s expectation of usage levels for current contracted business, CSG anticipates 2013 Time Warner revenues may decrease by approximately 7.5% when compared to 2012. The anticipated revenue impact in both the near and long terms may vary depending on the actual level of products and services purchased by Time Warner. The revenue impact from this contract is only an estimate and actual results may vary depending upon a variety of factors. CSG undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. CSG wishes to ensure that such forward-looking statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible, the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995. See “Risk Factors Related to Forward-Looking Statements” below for additional discussions on forward-looking statements.

Consistent with the Current Agreement, the Amended Agreement contains certain rights and obligations of both parties, relative to the following key items: (i) the termination of the agreement under certain conditions; (ii) various service level commitments; and (iii) remedies and limitation on liabilities associated with specified breaches of contractual obligations.

A copy of the Amended Agreement, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-K for the year ended December 31, 2012.

Risk Factors Related to Forward-Looking Statements. This report contains a number of forward-looking statements (as defined under the Securities Act of 1933, as amended) relative to expectations concerning CSG’s business. These forward-looking statements are based on assumptions about a number of important factors, and involve risks and uncertainties that could cause actual results to differ materially from estimates contained in the forward-looking statements. One of the key risk factors relating to the Amended Agreement is listed below, but this item is not exhaustive either with respect to CSG’s business generally, or the Amended Agreement specifically. Readers are therefore encouraged to review the additional risk factors and related information as described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

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CSG Derives a Significant Portion of Its Revenues From a Limited Number of Clients, and the Loss of the Business of a Significant Client Could Have a Material Adverse Effect on CSG’s Financial Position and Results of Operations.

CSG currently generates over 40% of its total revenues from its three largest clients, which are (in order of size) Comcast Corporation, DISH Network Corporation, and Time Warner, that each individually account for approximately 10% or more of CSG’s total revenues. For the third quarter of 2012, CSG generated approximately ten percent (10%) of its total revenues from Time Warner. CSG cannot predict with certainty the level of future products and services to be purchased by Time Warner beyond the commitments included in the Amended Agreement.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of clients. One such risk is that a significant client could: (i) undergo a formalized process to evaluate alternative providers for services CSG provides; (ii) terminate or fail to renew their contracts with CSG, in whole or in part for any reason; (iii) significantly reduce the number of customer accounts processed on CSG’s solutions, the price paid for CSG’s services, or the scope of services that CSG provides; or (iv) experience significant financial or operating difficulties. Any such development could have a material adverse effect on CSG’s financial position and results of operations and/or trading price of CSG’s common stock.

The industry in which CSG conducts its business is highly competitive, and as a result, it is possible that a competitor could increase its footprint and share of customers processed at CSG’s expense or a provider could develop their own internal solutions. While CSG’s clients may incur some costs in switching to CSG’s competitors or their own internally-developed solutions, they may do so for a variety of reasons, including: (i) price; (ii) if CSG does not provide satisfactory solutions; or (iii) if CSG does not maintain favorable relationships.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 2, 2013, CSG issued a press release announcing that it had entered into a new agreement with Time Warner. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

99.1	Press release of CSG Systems International, Inc. dated January 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2013

CSG SYSTEMS INTERNATIONAL, INC.

	By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

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